Exhibit 99.2
Archemix / NitroMed Webcast Presentation November 18, 2008

Statements in this press release regarding the proposed transaction between NitroMed and Archemix; the expected timetable for completing thetransaction; the combined company’s cash; NitroMed’s plans to achieve compliance with NASDAQ’s listing requirements by means of a reverse stock split; the potential value created by the proposed merger for NitroMed’s and Archemix’s stockholders; the expected ownership of the NitroMed common stock by NitroMed and Archemix stockholders after closing; the potential ofthe combined companies’ technology platform, proprietary products in development, business development opportunities and financial foundation; the potential therapeutic benefits of aptamers; Archemix’s plans to develop a proprietary pipeline and a network of partnerships with leading pharmaceutical companies; the combined company’s management and board of directors; the efficacy, safety, and intended utilization of Archemix’s product candidates; the conduct and results of discovery efforts and clinical trials; plans regarding regulatory filings, future research and clinical trials; plans regarding current and future collaborative activities; and any other statements about NitroMed’s or Archemix’s management team’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities LitigationReform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “could,” “anticipates,” “expects,” “estimates,” “plans,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-

There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risk that NitroMed is unable to complete the sale of its BiDil drug business, which is a condition to the closing of the merger; the risk that NitroMed and Archemix may not be able to complete the proposed transaction; the risk that Archemix’s product candidates and compounds that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in later-stage clinical trials; the risks associated with reliance on collaborative partners; risks involved with development and commercialization of product candidates; the risk that NitroMed’s net cash at closing will be lower than currently anticipated; risks relating to the combined company’s ability to obtain the substantial additional funding required to conduct its development and commercialization activities; the potential inability of the combined company to obtain, maintain and enforce patent and other intellectual property protection for its products, discoveries and drug candidates; and other risks and uncertainties more fully described in NitroMed’s Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, each as filed with the SEC, as well as the other filings that NitroMed makes with the SEC. Investors and stockholders are also urged to read the risk factors set forth in the Registration Statement and the joint proxy statement/prospectus carefully when they are available.
In addition, the statements in this press release reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.

Archemix / NitroMed Webcast Presentation November 18, 2008

The Boards of Archemix and NitroMed have approved a merger of the two companies NitroMed undertook a thorough evaluation of the alternatives and believes a combination with Archemix provides the best opportunity to build shareholder value NitroMed previously announced it’s divesting substantially all of its non-cash assets / liabilities in parallel with the merger process — Agreed to sell BiDil® + the value of the inventory for ~$26MM NitroMed is expected to contribute between $35-40MM in ending cash balance to the combined company at the close of the merger, expected to close March/April 2009

Combined company will be well-capitalized with estimated cash/cash equivalents of ~$50-60MM at closing Pro forma ownership of combined company will be split approximately 70% / 30% between Archemix and NitroMed shareholders combined, respectively, subject to adjustment for net cash Pro forma company will have no debt Combined company will be called Archemix Corp.
Deal subject to closing conditions, including completion of BiDil divestiture and approval by shareholders of both companies

Archemix — a Differentiated Company with DiversifiedAssetsand aBalanced Business Model

Aptamer Structure and Function Aptamers: Oligonucleotides that bind to protein with high affinity and specificity Aptamers combine many of the advantages of oligonucleotides and biologics – “Chemical Antibodies” ·

Balanced Business Strategy Internal Focus: HematologyOther indications · Numerous “aptamer friendly” targets · Direct access to target (IV/SC) · Early proof of conceptOncology • Few or no approved therapies · High unmet medical need · Rapid regulatory path · Less commercialization infrastructure Specialty hematological diseases Develop oncology products with strategic partner(s) License our technology/ IP in other indications

Robust Clinical Pipeline Product Candidate / Indication Research/Preclinical Phase 1 Phase 2 Orphan Hematology ARC1779 Thrombotic Microangiopathies (TMA) ARC1779 Carotid Endarterectomy (CEA) ARC5692 Sickle Cell Disease Multiple Targets Hemophilia Cardiovascular REG1 Percutaneous Coronary Intervention (PCI) REG1 Coronary Artery Bypass Graft Surgery (CABG) NU172 CABG / PCI Oncology AS1411 Acute Myeloid Leukemia (AML) AS1411 Renal Cell Carcinoma Ophthalmology E10030 Age-related Macular Degeneration (AMD) Proprietary ARC1905 Out- AMD licensed

“Strategic partnerships with key rights retained” Collaborator Deal Economics $240M potential deal value $6M upfront 2008 Option to develop targets $125M potential deal value $3M upfront No encumbered indications/ $260M potential deal value therapeutic areas $6M upfront 2007 Multiple co- $611M potential deal value promotion/co- $30M equity investment development/opt -in rights $39M potential deal value $1M upfront $73M potential deal value 2006 $4M upfront $111M potential deal value $6M upfront

Strong Financial History Ending year cash balance ($MM) $60 $56 $50 · Merck KGaA · Merck Serono · Takeda $42 $40 · Other BD $42 $36 $30 Series B · Nuvelo Financing · Pfizer · Other BD $20 $17 $10 Series A Financing $3 $0 2002 2003 2004 2005 2006 2007